                                                                  EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                                                                                              STATE OF
NAME OF SUBSIDIARIES*                                                                       INCORPORATION
--------------------                                                                        -------------

Koger Real Estate Services, Inc.                                                               Florida

Southeast Properties Holding Corporation, Inc.                                                 Florida




* These subsidiaries are wholly owned by Koger Equity, Inc